UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2021

Veritone, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38093	47-1161641
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1515 Arapahoe St., Tower 3, Suite 400 Denver, Colorado	80202
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (888) 507-1737

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.1 4a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.1 4d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.1 3e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	VERI	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On July 21, 2021, Veritone, Inc, a Delaware corporation (the “Company”) entered into a definitive agreement to acquire Pandologic Ltd., a company incorporated under the laws of the state of Israel (“Pandologic”), pursuant to an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Melisandra Ltd., a company incorporated under the laws of the State of Israel and a wholly-owned subsidiary of the Company (“Merger Sub”), and Shareholder Representative Services, LLC, a Colorado limited liability company, solely in its capacity as the representative of the Securityholders and COP Participants. The Merger Agreement provides that Merger Sub will merge with and into Pandologic (the “Merger” and together with the other transactions related thereto, the “Transactions”), with Pandologic surviving the Merger as a wholly-owned subsidiary of the Company. The boards of directors of the Company and Pandologic approved the Merger, the Merger Agreement and the transactions contemplated thereby. The Merger Agreement contains customary representations and warranties, covenants, closing conditions, termination provisions and other terms relating to the Transactions, certain principal terms of which are summarized below. Capitalized terms used in this Current Report on Form 8-K but not otherwise defined herein have the meanings given to them in the Merger Agreement.

Pursuant to the Merger Agreement, the Company will pay the Aggregate Closing Consideration, which is an amount equal to $85,000,000 plus the Aggregate Exercise Amount and the Estimated Adjustment Amount, as a combination of cash and shares of Buyer Common Stock, to each Securityholder and COP Participant, subject to adjustments as set forth therein. The Securityholders and COP Participants shall also be eligible to receive additional contingent consideration from the Company up to an aggregate amount of $65,000,000 (the “Earn-Out Amounts”). The Earn-Out Amounts, which will be paid with a combination of cash and stock, are tied to the financial performance of Pandologic in the fiscal years 2021 and 2022 and are subject to adjustments as set forth in the Merger Agreement. The Merger Consideration is also subject to adjustment based on cash, indebtedness, transaction expenses and working capital as of the Closing Date.

During the period between the date of the Merger Agreement and the Closing (or, if earlier, the termination of the Merger Agreement), Pandologic has agreed to conduct its business in the ordinary course of business consistent with past practice, including keeping available the services of certain key employees and preserving relationships with its major customers and suppliers. Pandologic has also agreed not to take certain actions prior to the Closing (or, if earlier, the termination of the Merger Agreement) without the prior written consent of the Company.

The respective obligations of each party to consummate the transactions contemplated by the Merger Agreement are subject to the fulfillment, at or prior to the Closing, of certain conditions, including the following conditions, any of which may, to the extent permitted by applicable Law, be waived in writing by any party in its sole discretion (provided that such waiver shall only be effective as to the obligations of such party):

•

the absence of any Law or Order that enjoins, restrains or otherwise prohibits the consummation of the Merger and the other transactions contemplated by the Merger Agreement or the Ancillary Agreement;

•	the Company Shareholder Approval shall have been validly obtained under the Companies Law and the Company Articles;

•	the applicable statutory waiting periods under Israeli Law shall have expired;

•

all waiting periods applicable to the consummation of the Transactions under any other applicable Antitrust Laws shall have expired or been terminated, and the Company and Pandologic shall have obtained from each Governmental Authority all approvals, waivers and consent, if any, necessary for consummation of the Transaction;

•	the Paying Agent Agreement shall have been executed by the Securityholder Representative, the Company and the Paying Agent;

•	the Escrow Agreement shall have been executed by the Escrow Agent, the Company, Pandologic and the Securityholder Representative; and

•	each of the Letter of Transmittal and the Acknowledgment Letters shall have been agreed by the parties in final form.

The obligations of Pandologic to consummation the transactions contemplated by the Merger Agreement are subject to the fulfillment, at or prior to the Closing, of certain conditions, including the following, any of which may be waived in writing:

•	the accuracy of the parties’ representations and warranties and the compliance by the parties with the covenants set forth in the Merger Agreement, subject to certain materiality qualifications; and

•	the Registration Rights Agreement shall have been executed by the Company.

The obligations of the Company and Merger Sub to consummate the transactions contemplated by the Merger Agreement are subject to the fulfillment, at or prior to the Closing, of certain conditions, among others, any of which may be waived in writing:

•	the accuracy of the parties’ representations and warranties and the compliance by the parties with the covenants set forth in the Merger Agreement, subject to certain materiality qualifications;

•	Pandologic shall have delivered to the Company executed resignation letters by each director and office of Pandologic and each Subsidiary;

•	Pandologic’s current accounting firm shall have completed an audit of the Company’s financial statements for the fiscal years ended December 31, 2020 and 2019 in accordance with GAAP;

•	the R&W Insurance Policy shall have been bound and issued as of the Closing; and

•	the Company and Merger Sub shall have received various agreements and documents, as set forth in the Merger Agreement, each of which shall be in full force and effect.

The Merger Agreement provides for customary termination rights for both the Company and Pandologic, including, among other bases for termination, if the Merger is not consummated prior to October 31, 2021.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which will be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2021.

The Merger Agreement will provide investors with information regarding its terms and is not intended to provide any other factual information about the Company, Pandologic or any of their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement as of the specific dates set forth therein, were solely for the benefit of the parties to the Merger Agreement, may be subject to important qualifications and limitations agreed upon by the parties for the purposes of allocating contractual risk among such parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to such contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties to the Merger Agreement or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Voting and Support Agreement

Simultaneously with the execution and delivery of the Merger Agreement, the Company entered into a voting and support agreement (the “Voting and Support Agreement”) with Pandologic and certain securityholders of Pandologic (the “Securityholders”), pursuant to which, such Securityholders have agreed to, among other things, vote their Company Securities (as defined therein) in favor of the adoption and approval of the Merger Agreement and vote against any action or agreement that is intended to materially impede, or interfere with the Merger. The foregoing description of the Voting and Support Agreement does not purport to be complete and is qualified in its entirety by reference to the Voting and Support Agreement, a form of which will be filed with Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2021.

Item 7.01. Regulation FD Disclosure.

On July 22, 2021, the Company issued a press release announcing entry into the Merger Agreement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and are incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K, and the press release attached as exhibit hereto and incorporated by reference herein, contain forward-looking statements, including, without limitation, statements regarding the acquisitions of Pandologic the expected timing of closing the Pandologic Merger, the expected market share of the combined company, how the Company plans to leverage the capabilities of Pandologic in its business, the expected benefits of the acquisition to the Company and its customers, and the expectation that the management teams of Pandologic will join the Company. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. Assumptions relating to the foregoing involve judgments and risks with respect to various matters which are difficult or impossible to predict accurately and many of which are beyond the control of the Company. Certain of such judgments and risks are discussed in the Company’s filings with the Securities and Exchange Commission. Although the Company believes that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate and, therefore, the results contemplated in forward-looking statements may not be realized. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that their objectives or plans will be achieved. The Company undertakes no obligation to revise the forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

The following exhibits are being furnished herewith:

99.1	Press Release of Veritone, Inc., dated July 22, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 23, 2021	Veritone, Inc.

	By:	/s/ Michael L. Zemetra
Michael L. Zemetra
Executive Vice President, Chief Financial Officer and Treasurer